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            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference of our report dated February 23, 2011, with respect to the consolidated financial statements of RiverSource Life Insurance Company included in its Annual Report (Form 10-K) for the year ended December 31, 2010, filed with the Securities and Exchange Commission in Post-Effective Amendment No. 1 to the Registration Statement (Form S-3, 333-149951) for the registration of the RiverSource Group Variable Annuity Contract offered by RiverSource Life Insurance Company.

                                                           /s/ Ernst & Young LLP

Minneapolis, Minnesota
April 20, 2012

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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3, No. 333-149951 of RiverSource Group Variable Annuity Contract of our report dated February 24, 2012 relating to the financial statements, which appear in RiverSource Life Insurance Company's Annual Report on Form 10-K for the year ended December 31, 2011.

                                                   /s/PricewaterhouseCoopers LLP

Minneapolis, Minnesota
April 20, 2012